UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2016

VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d)     Election of Director

On February 8, 2016, the Board of Directors (the “Board”) of VMware, Inc. (the “Company” or “VMware”) elected Anthony J. Bates as a Class I, Group II member of the Board. In connection with his election to the Board, Mr. Bates was appointed to serve as a member of VMware’s Compensation and Corporate Governance Committee. Donald J. Carty, previously a Class III, Group II director, has been reclassified as a Class III, Group I director.

Mr. Bates will participate in the non-employee director compensation arrangements described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2015. The Company will also enter into its standard form of indemnification agreement with Mr. Bates.

A copy of the press release announcing Mr. Bates’s election to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

99.1    Press release of VMware, Inc. dated February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: February 9, 2016	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary